Exhibit 3.1
Number: 606203

Certificate of Incorporation
PLC - Public Limited Company

I hereby certify that

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

formerly registered as LTD - Private Company Limited by Shares has this day been re-registered under the Companies Act 2014 as PLC - Public Limited Company

Signed By: On Behalf of The Registrar of Companies
Signing Date: Tue, 16 Feb 2021 11:35:23 GMT
+00:00 Reason: Certifying Signature
Location: Dublin, Ireland
Contact Info: digital.certs@cro.ie

Given under my hand at Dublin, this Tuesday 16 February 2021 for Registrar of Companies